Codexis Reports Financial Results for the Third Quarter of 2015

Records net income of $5.4 million on revenues of $17.4 million
Recognizes licensing agreement milestone payments totaling $11.5 million from GSK and Merck
Affirms 2015 revenue guidance and raises gross margin guidance
Conference call begins at 4:30 p.m. Eastern time today

REDWOOD CITY, Calif. (November 4, 2015) - Codexis, Inc. (NASDAQ: CDXS), a leading protein engineering company, announces financial results for the three and nine months ended September 30, 2015, and provides an update on the company's business progress.
“We are reporting strong financial and operational performance with revenues exceeding $17 million and net income exceeding $5 million for the quarter,” stated Codexis President and CEO John Nicols. “We earned combined payments totaling $11.5 million from GSK and Merck related to the successful achievement of milestones under non-exclusive licensing transactions for our CodeEvolver® protein engineering platform technology. Our ability to enter into and advance such licensing agreements is a critical component of our overall growth strategy. At present, both programs with these major pharmaceutical companies are progressing well and according to plan.”
“We are delighted with our financial results and the successful advancements of our collaboration arrangements during the quarter and throughout the year. Accordingly, we are updating our 2015 financial guidance by increasing our gross margin outlook to a range of 80% to 85%, while affirming our expectation for revenues to be in the range of $41 million to $44 million,” Mr. Nicols concluded.
Third Quarter Financial Highlights
Total revenues for the third quarter of 2015 increased 133% to $17.4 million from $7.5 million for the third quarter of 2014. Biocatalyst research and development revenues for the quarter increased 332% to $14.5 million compared with $3.4 million in the prior-year period, largely due to revenues of $6.5 million from GSK and $5 million from Merck related to the successful completion of milestones associated with our respective technology transfer and licensing agreements with them. Biocatalyst product sales for the third quarter of 2015 were $1.8 million compared with $2.6 million for the prior-year period, due to the timing of customer demands with the decrease attributed to the fact that we recognized a $0.8 million sale to one of our food industry customers in the third quarter of last year.

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Revenue from the revenue-sharing arrangement with Exela PharmSci for sales of argatroban injectable drug decreased by $0.5 million as a result of increased generic competition.
Gross margin as a percentage of total revenues for the third quarter of 2015 increased to 93% from 79% for the third quarter of 2014, due primarily to the achievement of milestones totaling $11.5 million under our technology transfer and licensing agreements.
Research and development (R&D) expenses remained relatively unchanged at $5.0 million for the third quarters of 2015 and 2014. Selling, general and administrative (SG&A) expenses for the third quarter of 2015 increased by 5% to $5.4 million from $5.2 million in the third quarter of 2014, primarily due to an increase in personnel expenses, offset in part by lower legal expenses.
Net income for the third quarter of 2015 was $5.4 million, or $0.13 per diluted share, compared with a net loss of $4.6 million, or $0.12 per share, for the third quarter of 2014. Non-GAAP adjusted net income for the third quarter of 2015 was $8.0 million, or $0.19 per diluted share, compared with a non-GAAP adjusted net loss of $1.9 million, or $0.05 per share, for the third quarter of 2014.
Year-to-Date Financial Highlights
Total revenues for the nine months ended September 30, 2015 were $30.2 million, an increase of 43% from $21.1 million for the same period in 2014. Total revenues included $19.2 million in biocatalyst research and development revenue, $6.9 million in biocatalyst product sales and $4.1 million from the revenue-sharing arrangement with Exela.
Gross margin as a percentage of total revenues for the first nine months of 2015 increased to 87% from 71% for the same period last year.
R&D expenses for the first nine months of 2015 of $15.5 million decreased by $2.3 million, or 13%, compared with the same period last year, resulting primarily from the non-recurring, non-cash impairment charges related to the writedown of certain assets in the second quarter of last year. SG&A expenses for the first nine months of 2015 of $16.3 million decreased by $0.5 million, or 3%, compared with the same period last year, due mainly to lower legal fees.
The net loss for the first nine months of 2015 of $5.5 million, or $0.14 per share, compared favorably with a net loss of $19.4 million, or $0.51 per share, for the first nine months of 2014. Non-GAAP adjusted net income for the first nine months of 2015 was $2.3 million, or $0.06 per diluted share, compared with a non-GAAP adjusted net loss of $8.6 million, or $0.23 per share, for the same period last year.
Cash and cash equivalents as of September 30, 2015 were $17.0 million, compared with $26.5 million as of December 31, 2014.
Financial Outlook

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Codexis is providing financial guidance for 2015 revenues and gross margin as follows:

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Codexis is affirming its expectation for total revenues in 2015 to be between $41 million and $44 million, representing growth of 16% to 25% over 2014.  This outlook reflects the increase in revenue guidance provided on August 11, 2015.

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Codexis is increasing its expectation for gross margin as a percentage of total revenues to be between 80% and 85%. This is revised upward from prior guidance of 75% to 80% provided on August 11, 2015, which had been revised favorably from margin guidance provided earlier in the year. The increase in gross margin guidance reflects an improved sales mix and the impact of milestone payments and amortization of upfront payments under the company's non-exclusive licensing agreements.

Non-GAAP Financial Measures
Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis. On a non-GAAP basis, financial measures exclude non-cash items such as depreciation expense, amortization expense and stock-based compensation expense, as well as non-recurring, non-cash impairment and change in fair value of assets held for use. Non-GAAP financial measures presented are: non-GAAP net income or loss, non-GAAP net income or loss per share, non-GAAP research and development expense and non-GAAP selling, general and administrative expense. Non-GAAP operating expenses exclude stock-based compensation expense, amortization of intangible assets, depreciation of fixed assets, the impairment of certain lab equipment used in research and development activities and a decrease in fair value of assets held for sale and the gain on the sale of Codexis' former Hungarian subsidiary.
Codexis management uses these non-GAAP financial measures to monitor and evaluate its operating results and trends on an ongoing basis, and internally for operating, budgeting and financial planning purposes. Codexis management believes the non-GAAP information is useful for investors by offering the ability to identify trends in what management considers to be Codexis' core operating results and to better understand how management evaluates the business. These non-GAAP measures have limitations, however, because they do not include all items of income and expense that affect Codexis. These non-GAAP financial measures are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP, and therefore these non-GAAP results should only be used for evaluation in conjunction with the corresponding GAAP measures. A description of the non-GAAP calculations and reconciliation to comparable GAAP financial measures is provided in the accompanying table entitled "Reconciliation of GAAP to Non-GAAP Financial Measures."
Conference Call and Webcast
Codexis will hold a conference call and audio webcast today beginning at 4:30 p.m. Eastern time. The conference call dial-in numbers are 855-890-8665 for domestic callers and 720-634-2938 for international callers, and passcode 63332761. A live webcast of the call will be available on the Investors section of www.codexis.com.

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A recording of the call will be available for 48 hours beginning approximately two hours after the completion of the call by dialing 855-859-2056 for domestic callers or 404-537-3406 for international callers. Please use the passcode 63332761 to access the replay. A webcast replay will be available on the Investors section of www.codexis.com for 30 days, beginning approximately two hours after the completion of the call.
About Codexis, Inc.
Codexis, Inc. is a leading protein engineering company that applies its technology to the development of biocatalysts for commercial manufacture of pharmaceuticals and fine chemicals. Codexis' proven technology enables implementation of biocatalytic solutions to meet customer needs for rapid, cost-effective and sustainable manufacturing. For more information, see www.codexis.com.
Forward-Looking Statements
This press release contains forward-looking statements relating to Codexis' forecast for 2015 total revenues and gross margin as a percentage of total revenues. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Codexis' control and that could materially affect actual results. Factors that could materially affect actual results include Codexis' dependence on its licensees and collaborators; Codexis' dependence on a limited number of products and customers in its pharmaceutical business; potential adverse effects to Codexis' business if its customers' pharmaceutical products are not received well in the markets; Codexis' ability to develop and commercialize new products for the pharmaceutical markets; Codexis' dependence on one contract manufacturer for large-scale production of its enzymes; Codexis' ability to deploy its technology platform in new market spaces; any impairments Codexis may be required to record in the future with respect to its goodwill, intangible assets or other long-lived assets; Codexis' need for substantial additional capital in the future in order to expand its business; variability of and potential decline in Codexis' pharmaceutical product gross margins from quarter to quarter; Codexis' dependence on key personnel; and risks associated with Codexis' international business, including risks related to compliance with European Union chemical regulations. Additional factors that could materially affect actual results can be found in Codexis' Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2015, and in Codexis' Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 11, 2015, including, in each case, under the caption “Risk Factors.” Codexis expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

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Contact:
Investors
LHA
Jody Cain, 310-691-7100
jcain@lhai.com

Media
Notch Communications
Kate Whelan, +46 (0)70 238 11 49
Kate.whelan@notchcommunications.co.uk

Financial Tables to Follow

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Codexis, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues:
Biocatalyst products	$1,818	$2,562	$6,915	$8,323
Biocatalyst research and development	14,517	3,364	19,247	7,176
Revenue sharing arrangement	1,066	1,546	4,056	5,617
Total revenues	17,401	7,472	30,218	21,116
Costs and operating expenses:
Cost of biocatalyst product revenues	1,302	1,532	4,009	6,179
Research and development	4,994	5,038	15,457	17,708
Selling, general and administrative	5,415	5,157	16,289	16,791
Total costs and operating expenses	11,711	11,727	35,755	40,678
Income (loss) from operations	5,690	(4,255)	(5,537)	(19,562)
Interest income	4	3	12	15
Other expenses	(26)	(57)	(147)	(183)
Income (loss) before income taxes	5,668	(4,309)	(5,672)	(19,730)
Income tax provision (benefit)	274	253	(144)	(314)
Net income (loss)	$5,394	$(4,562)	$(5,528)	$(19,416)
Net income (loss) per share, basic	$0.14	$(0.12)	$(0.14)	$(0.51)
Net income (loss) per share, diluted	$0.13	$(0.12)	$(0.14)	$(0.51)
Weighted average common shares used in computing net income (loss) per share, basic	39,767	38,450	39,340	38,063
Weighted average common shares used in computing net income (loss) per share, diluted	40,970	38,450	39,340	38,063

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Codexis, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In Thousands)

	September 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$16,963	$26,487
Accounts receivable, net	13,608	3,870
Inventories	678	1,395
Prepaid expenses and other current assets	1,092	1,255
Total current assets	32,341	33,007
Restricted cash	786	711
Marketable securities	1,231	688
Property and equipment, net	2,821	3,995
Intangible assets, net	3,655	6,186
Goodwill	3,241	3,241
Other non-current assets	265	294
Total assets	$44,340	$48,122
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,174	$4,673
Accrued compensation	2,554	2,946
Other accrued liabilities	2,151	2,619
Deferred revenues	6,949	3,497
Total current liabilities	12,828	13,735
Deferred revenues, net of current portion	4,316	3,813
Other long-term liabilities	3,888	4,263
Stockholders' equity:
Common stock	4	4
Additional paid-in capital	304,561	302,379
Accumulated other comprehensive income (loss)	201	(142)
Accumulated deficit	(281,458)	(275,930)
Total stockholders' equity	23,308	26,311
Total liabilities and stockholders' equity	$44,340	$48,122

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Codexis, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
(i) Research and development expenses
Research and development expenses - GAAP	$4,994	$5,038	$15,457	$17,708
Non-GAAP adjustments:
Impairment of excess lab equipment and change in fair value of assets held for sale(a)	—	(130)	—	(2,727)
Gain on sale of Hungarian subsidiary(b)	—	—	—	760
Depreciation expense(c)	(260)	(338)	(859)	(1,843)
Intangible asset amortization(d)	(844)	(844)	(2,531)	(2,531)
Stock-based compensation(e)	(181)	(227)	(710)	(734)
Research and development expenses - Non-GAAP	$3,709	$3,499	$11,357	$10,633

(ii) Selling, general and administrative expenses
Selling, general and administrative expenses - GAAP	$5,415	$5,157	$16,289	$16,791
Non-GAAP adjustments:
Depreciation expense(c)	(229)	(263)	(710)	(836)
Stock-based compensation(e)	(1,042)	(828)	(3,049)	(2,896)
Selling, general and administrative expenses - Non-GAAP	$4,144	$4,066	$12,530	$13,059

(iii) Net income (loss)
Net income (loss) - GAAP	$5,394	$(4,562)	$(5,528)	$(19,416)
Non-GAAP adjustments:
Impairment of excess lab equipment and change in fair value of assets held for sale (a)	—	130	—	2,727
Gain on sale of Hungarian subsidiary (b)	—	—	—	(760)
Depreciation expense(c)	489	601	1,569	2,679
Intangible asset amortization(d)	844	844	2,531	2,531
Stock-based compensation(e)	1,223	1,055	3,759	3,630
Net income (loss) - Non-GAAP	$7,950	$(1,932)	$2,331	$(8,609)

(iv) Net income (loss) per share
Net income (loss) per share - GAAP, basic	$0.14	$(0.12)	$(0.14)	$(0.51)
Adjustments to GAAP net income (loss) per share (as detailed above)	$0.06	$0.07	$0.20	$0.28
Net income (loss) per share - Non-GAAP, basic	$0.20	$(0.05)	$0.06	$(0.23)

Net income (loss) per share - GAAP, diluted	$0.13	$(0.12)	$(0.14)	$(0.51)
Adjustments to GAAP net income (loss) per share (as detailed above)	0.06	0.07	0.20	0.28
Net income (loss) per share - Non-GAAP, diluted	$0.19	$(0.05)	$0.06	$(0.23)
Note: Totals may not sum due to rounding.

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These non-GAAP financial measures exclude the following items:
(a) Impairment of excess lab equipment and change in fair value of assets held for sale: we provide non-GAAP information which excludes expenses for the impairment of excess lab equipment and the changes in fair values of assets held for sale because they do not relate to the normal and recurring transactions of Codexis' business; such exclusion facilitates comparisons of Codexis' operating results to peer companies.
(b) Gain on sale of former Hungarian subsidiary: we provide non-GAAP information which excludes the effects of the sale of Codexis' Hungarian subsidiary because it does not relate to the normal and recurring transactions of Codexis' business; such exclusion facilitates comparisons of Codexis' operating results to peer companies.
(c) Depreciation expense: we provide non-GAAP information which excludes depreciation expense related to the depreciation of property and equipment. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the acquisition of property and equipment, and the corresponding depreciation expense, can be inconsistent in amount and can vary from period to period.
(d) Intangible asset amortization: we provide non-GAAP information which excludes expenses for the amortization of intangible assets which primarily relate to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because this expense is non-cash and such exclusion facilitates comparisons of Codexis' operating results to peer companies.
(e) Stock-based compensation: we provide non-GAAP information which excludes expenses for stock-based compensation. We believe the exclusion of this item allows for financial results that are more indicative of our continuing operations. We also believe that the exclusion of stock-based compensation expense provides for a better comparison of Codexis' operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types.

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